Exhibit (12)(j)

October 18, 2021

GMO Trust

40 Rowes Wharf

Boston, MA 02110

GMO Series Trust

40 Rowes Wharf

Boston, MA 02110

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to GMO Trust’s registration statement on Form N-14 (Securities Act File No. 333-243763), of our opinions, dated January 22, 2021, addressed to you as to certain tax matters related to the acquisition of the assets of, and the assumption of the liabilities of, each Selling Fund set forth on Schedule A by the corresponding Acquiring Fund set forth on Schedule A.

Very truly yours,

/s/ Ropes & Gray LLP

Schedule A

Selling Fund	Acquiring Fund

GMO Benchmark-Free Allocation Series Fund	GMO Benchmark-Free Allocation Fund
GMO Climate Change Series Fund	GMO Climate Change Fund
GMO Emerging Domestic Opportunities Series Fund	GMO Emerging Domestic Opportunities Fund
GMO Emerging Markets Series Fund	GMO Emerging Markets Fund
GMO Global Asset Allocation Series Fund	GMO Global Asset Allocation Fund
GMO International Developed Equity Allocation Series Fund	GMO International Developed Equity Allocation Fund
GMO International Equity Allocation Series Fund	GMO International Equity Allocation Fund
GMO Quality Series Fund	GMO Quality Fund
GMO Resources Series Fund	GMO Resources Fund